APPENDIX A

                   PEREGRINE INVESTMENT SUB-ADVISORY AGREEMENT

                            WELLS FARGO MASTER TRUST


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                               Master Trust Funds
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                         Large Company Growth Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio

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Most recent approval by Board of Trustees:  March 30, 2007

Appendix A amended:  March 31, 2006

                                   SCHEDULE A

                            WELLS FARGO MASTER TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT
                       AMENDED AND RESTATED FEE AGREEMENT

         This amended and restated fee agreement is made as of the 31st day of March, 2006 and supersedes the fee agreement dated November 27, 2001 by and between Wells Fargo Funds Management, LLC (the "Adviser") and Peregrine Capital Management, Inc. (the "Sub-Adviser"); and

         WHEREAS, the parties and Wells Fargo Master Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

         WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

         NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying annual rate of percentage of the assets of the Funds:

 ---------------------------------------------- --------------------- ----------------------

 Master Trust Fund                              Breakpoints           Sub-Advisory Rate
 ---------------------------------------------- --------------------- ----------------------
 ---------------------------------------------- --------------------- ----------------------
 Large Company Growth Portfolio(1)              First 25M             0.56%
                                                Next 25M              0.45%
                                                Next 225M             0.375%
                                                Over 275M             0.225%
 ---------------------------------------------- --------------------- ----------------------
 ---------------------------------------------- --------------------- ----------------------
 Small Company Growth Portfolio                 First 50M             0.90%
                                                Next 130M             0.75%
                                                Next 160M             0.65%
                                                Next 345M             0.50%
                                                Next 50M              0.52%
                                                Over 735M             0.55%
 ---------------------------------------------- --------------------- ----------------------
 ---------------------------------------------- --------------------- ----------------------
 Small Company Value Portfolio                  First 175M            0.50%
                                                Over 175M             0.75%
 ---------------------------------------------- --------------------- ----------------------

         The foregoing fee schedule is agreed to as of May 9, 2007 and shall remain in effect until changed in writing by the parties.

                                            WELLS FARGO FUNDS MANAGEMENT, LLC


                                            By: __/s/ Andrew Owen_____________
                                                   Andrew Owen
                                                   Executive Vice President


                                            PEREGRINE CAPITAL MANAGEMENT, INC.


                                            By: __/s/ Robert B. Mersky________
                                                   Robert B. Mersky
                                                   President






         (1) On May 9, 2007 the Board of Trustees approved the following sub-advisory rate changes to the Large Company Growth Portfolio, effective June 1, 2007: First 25M 0.55%, Next 25M 0.45%, Next 100M 0.40%, Next 125M 0.35%, Over 275M 0.225%